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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          CAMELOT MUSIC HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                      13-3735306
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(State of Incorporation or Organization)                   (I.R.S. Employer
                                                          Identification No.)

  8000 Freedom Avenue N.W., North Canton, Ohio                  44720
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  (Address of Principal Executive Offices)                    (Zip Code)

          If this Form relates to the registration of a         If this Form relates to the registration of a
          class of securities pursuant to Section 12(b) of      class of securities pursuant to Section 12(g)
          the Exchange Act and is effective pursuant to         of the Exchange Act and is effective pursuant
          General Instruction A.(c), check the following        to General Instruction A.(d), check the
          box. [ ]                                              following box.  [X]

Securities Act registration statement file number to which this form relates:              N/A
                                                                                       --------------
                                                                                       (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                 Name of Each Exchange on Which
       to be so Registered                 Each Class is to be Registered
       -------------------                 ------------------------------



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Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
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                                (Title of Class)


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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information set forth under the caption "Description of Capital Stock" in the registrant's Registration Statement on Form S-1 (File No. 333-56811) filed on June 15, 1998 is incorporated herein by reference.






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ITEM 2.  EXHIBITS.

                  The following exhibits are filed as a part of this Registration Statement:

3.1 Second Amended and Restated Certificate of Incorporation of the Registrant, which is incorporated by reference to Exhibit
                  3.1 to the Company's Form 10 as filed on February 13, 1998 (File No. 0-23807)

3.3 Amended and Restated By-Laws of the Registrant, which is incorporated by reference to Exhibit 3.3 to the Company's Form 10 as filed on February 13, 1998 (File No. 0-23807)

4.1 Specimen certificate for the Registrant's Common Stock, which is incorporated by reference to Exhibit 4.1 to the Company's Form 10 as filed on February 13, 1998 (File No. 0-23807)

10.1 Revolving Credit Agreement, dated as of January 27, 1998, among Camelot Music, Inc., the several lenders named therein and The Chase Manhattan Bank, as agent for the lenders, which is incorporated by reference to Exhibit 10.1 to the Company's Form 10 as filed on February 13, 1998 (File No. 0-23807)

10.2 Registration Rights Agreement, dated as of January 27, 1998, by and among the Company and the security holders named therein, which is incorporated by reference to Exhibit 10.2 to the Company's Form 10 as filed on February 13, 1998 (File No. 0-23807)


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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            CAMELOT MUSIC HOLDINGS, INC.
                                                    (Registrant)


Date:   June 22         , 1998              By:  /s/ Jack K. Rogers
       -----------------                       ---------------------------------
                                                Jack K. Rogers
                                                Executive Vice President, Chief
                                                Operating Officer and Secretary


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                                  EXHIBIT INDEX
                                  -------------



     Exhibit No.                         Document Name
     -----------                         -------------

         3.1 Second Amended and Restated Certificate of Incorporation of the Registrant, which is incorporated by reference to
                        Exhibit 3.1 to the Company's Form 10 as filed on February 13, 1998 (File No. 0-23807)

         3.3 Amended and Restated By-Laws of the Registrant, which is incorporated by reference to Exhibit 3.3 to the Company's Form 10 as filed on February 13, 1998 (File No. 0-23807)

         4.1 Specimen certificate for the Registrant's Common Stock, which is incorporated by reference to Exhibit 4.1 to the Company's Form 10 as filed on February 13, 1998 (File No. 0-23807)

         10.1 Revolving Credit Agreement, dated as of January 27, 1998, among Camelot Music, Inc., the several lenders named therein and The Chase Manhattan Bank, as agent for the lenders, which is incorporated by reference to
                        Exhibit 10.1 to the Company's Form 10 as filed on February 13, 1998 (File No. 0-23807)

         10.2 Registration Rights Agreement, dated as of January 27, 1998, by and among the Company and the security holders named therein, which is incorporated by reference to
                        Exhibit 10.2 to the Company's Form 10 as filed on February 13, 1998 (File No. 0-23807)